Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRSTBANK CORPORATION
(Exact name of registrant as specified in its charter)
Michigan (State or other jurisdiction of incorporation or organization)	38-2633910 (I.R.S. employer identification number)

311 Woodworth Avenue
Alma, Michigan 48801
(Address of principal executive offices, zip code)

FIRSTBANK CORPORATION
AMENDED AND RESTATED
401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN
(Full title of the plan)

Mary D. Deci Vice President, Secretary and Treasurer Firstbank Corporation 311 Woodworth Avenue Alma, Michigan 48801	Copies to:	Gordon R. Lewis Warner Norcross & Judd LLP 900 Old Kent Building 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2489

(Name and address of agent for service)
(517) 463-3131
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1 par value	500,000 shares(1)	$19.81(2)	9,905,000(2)	$2,614.92

(1)	Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	On January 21, 2000, the mean between the bid and asked prices for the Company's Common Stock was $19.81.

                    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

INCORPORATION OF DOCUMENTS BY REFERENCE
TO PRIOR REGISTRATION STATEMENT

                    This Registration Statement is filed for the purpose of registering 500,000 additional shares of Common Stock by Firstbank Corporation (the "Registrant") for use in connection with the Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, file No. 333-20377, filed on January 24, 1997.

EXHIBITS SCHEDULE

Exhibit

5(a)	Opinion of Counsel regarding legality of securities offered and opinion regarding continued qualification of plan as amended

5(b)	Copy of Internal Revenue Service determination letter that the plan qualifies under Code Section 401(k)

23(a)	Consent of Counsel (Contained in the Opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference)

23(b)	Consent of Independent Public Accountants

24	Powers of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alma, State of Michigan, on the 24th day of January, 2000.

FIRSTBANK CORPORATION By /s/ Mary D. Deci Mary D. Deci Vice President, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas R. Sullivan* Thomas R. Sullivan	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 24, 2000

/s/ Mary D. Deci Mary D. Deci	Vice President, Secretary, and Treasurer (Principal financial officer and principal accounting officer)	January 24, 2000

/s/ Duane A. Carr* Duane A. Carr	Director	January 24, 2000

/s/ William E. Goggin* William E. Goggin	Director	January 24, 2000

/s/ Edward B. Grant* Edward B. Grant	Director	January 24, 2000

/s/ Charles W. Jennings* Charles W. Jennings	Director	January 24, 2000

/s/ Phillip G. Peasley* Phillip G. Peasley	Director	January 24, 2000

/s/ David D. Roslund* David D. Roslund	Director	January 24, 2000

*By /s/ Mary D. Deci Mary D. Deci Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alma, State of Michigan.

FIRSTBANK CORPORATION AMENDED AND RESTATED 401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN By /s/ Mary D. Deci Mary D. Deci, CFO Bank of Alma, Trustee Date: January 24, 2000

EXHIBIT INDEX

Exhibit Number	Document

5(a)	Opinion Regarding Legality of Securities Offered and opinion regarding continued qualification of plan as amended.

5(b)	Copy of Internal Revenue Service determination letter that the plan qualifies under Code Section 401(a).

23(a)	Consent of Warner Norcross & Judd LLP--Included in Exhibit 5(a) and incorporated herein by reference.

23(b)	Consent of Independent Public Accountants

24	Powers of Attorney.

*Incorporated by reference.